NEWS RELEASE

FOR IMMEDIATE RELEASE

NRG Energy, Inc. Reschedules 2003 Year End Earnings Call to March 11

Minneapolis; March 1, 2004 — NRG Energy Inc.’s 2003 earnings conference call, originally scheduled for March 4, has been rescheduled for Thursday, March 11, beginning at 8:00 a.m. Central Time. The numbers to access the call remain the same.

The reason for the one-week postponement is to allow additional time for the Company’s independent auditors to provide input on whether NRG’s McClain and Hsin Yu facilities should be presented in the financial statements as discontinued operations.

This delay should not affect NRG’s timely filing of its 10-K with the Securities and Exchange Commission.

To access the live webcast and accompanying slide presentation, log on to NRG’s website at http://www.nrgenergy.com and click on “Investors.” To participate in the call, dial 800.374.0057 and follow the operator’s instructions. International callers should dial 706.634.1512. The Conference Code for both numbers is 5781937. Participants should dial in or log on 5 to 10 minutes prior to the scheduled start time.

NRG Energy, Inc. owns and operates a diverse portfolio of power-generating facilities, primarily in the United States. Its operations include competitive energy production and cogeneration facilities, thermal energy production and energy resource recovery facilities.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include, but are not limited to, expected earnings, future growth and financial performance, and typically can be identified by the use of words such as “should”, “expect”, “estimate”, “anticipate”, “forecast”, “plan”, “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, the timing of our independent auditors’ input regarding classification of assets, and the timing of completion of our 10-K.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should not be construed as exhaustive. For more information regarding risks and uncertainties that may affect NRG’s future results, review NRG’s filings with the Securities and Exchange Commission.

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More information on NRG is available at www.nrgenergy.com

Contacts:	Lesa Bader Media Relations 612.373.6992	Katy Sullivan Investor Relations 612.373.8875